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Exhibit 10.13

                        , 2005

Deutsche Bank Securities Inc.
60 Wall Street,
New York, NY 10019

Re:
Cold Spring Capital Inc.

Gentlemen:

        This letter will confirm the agreement of Richard A. Stratton and Joseph S. Weingarten (the "Initial Stockholders") to purchase warrants ("Warrants") of Cold Spring Capital Inc. ("Company") included in the units ("Units") being sold in the Company's initial public offering ("IPO") upon the terms and conditions set forth herein. Each Unit is comprised of one share of Common Stock and two Warrants. The shares of Common Stock and Warrants will not be separately tradable until ninety days after the effective date of the Company's IPO unless Deutsche Bank Securities Inc. ("DBSI") informs the Company of its decision to allow earlier separate trading.

        The Initial Stockholder agree that on the date hereof they will enter into an agreement or plan in accordance with the guidelines specified by Rules 10b5-1 under the Securities Exchange Act of 1934, as amended ("Exchange Act"), with an independent broker-dealer (the "Broker") registered under Section 15 of Exchange Act which is neither affiliated with the Company, DBSI nor part of the underwriting or selling group, pursuant to which the Initial Stockholders place an irrevocable order for the Initial Stockholders to collectively purchase through the Broker for the account or accounts of the Initial Stockholders, within the ninety trading-day period commencing on the date separate trading of the Warrants commences (but not less than the date that is 60 days after the end of the "restricted period" under Regulation M as determined by DBSI) ("Commitment Date"), up to $2,100,000 ("Commitment Amount") of Warrants at prices not to exceed $0.70 per Warrant in the open market ("Warrant Purchase"). The Initial Stockholders shall instruct the Broker to fill such order in such amounts and at such times as the Broker may determine, in its sole discretion, during the ninety trading-day period described above.

        The Initial Stockholders may notify DBSI and the Broker that all or part of the Warrant Purchase will be made by an affiliate of one or both of the Initial Stockholders (or another person or entity introduced to the Broker by an Initial Stockholder (a "Designee")) who (or which) has an account at the Broker and, in such event, the Broker will make such purchase on behalf of said affiliate or Designee; provided, however, that the Initial Stockholders (i) hereby agree to make payment of the purchase price of such purchase and to fulfill the Warrant Purchase in the event and to the extent that the affiliate or Designee fails to make such payment or such purchase, and (ii) each represents and warrants that they have sufficient assets to pay the entire Commitment Amount, provided further, that any person or entity that makes all or part of the Warrant Purchase shall agree in writing to be bound by the terms and conditions of this letter.

        Each of the Initial Stockholders represents and warrants that he is not aware of any material nonpublic information concerning the Company or any securities of the Company and is entering into this agreement in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1. Each of the Initial Stockholders agrees that while this agreement is in effect, he shall comply with the prohibition set forth in Rule 10b5-1(c)(1)(i)(C) against entering into or altering a corresponding or hedging transaction or position with respect to the Company's securities. Each of the Initial Stockholders each further agrees that he shall not, directly or indirectly, communicate any material nonpublic information relating to the Company or the Company's securities to any employee of the Broker. Each of the Initial Stockholders hereby confirms that he does not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Warrants pursuant to this agreement.

        Each of the Initial Stockholders agrees that neither he nor any of his affiliates or Designees shall sell or transfer the Warrants until after the consummation of a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business or other similar business combination, portfolio acquisition or real estate acquisition (as described more fully in Company's Registration Statement, No. 333-125873 on Form S-1) and acknowledges that, at the option of DBSI, the certificates for such Warrants shall contain a legend indicating such restriction on transferability; provided, however, that the Initial Stockholders or their affiliates or Designees may transfer the Warrants (i) by gift to a member or members of either of the Initial Stockholder's immediate family or to a trust or other entity, the beneficiaries or owners of which are either of the Initial Stockholders or a member or members of either of the Initial Stockholder's immediate family, (ii) by virtue of the laws of descent and distribution upon death of either of the Initial Stockholders, or (iii) pursuant to a qualified domestic relations order; provided further that such permissive transfers may be implemented only upon the respective transferee's agreement in writing to be bound by the terms and conditions of this letter and the Warrant Agreement dated                        , 2005 between the Company and Continental Stock Transfer & Trust Company.

        This agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to conflict of laws.

Very truly yours,
Richard A. Stratton
Joseph S. Weingarten
Agreed and accepted by:
DEUTSCHE BANK SECURITIES INC.
By:
Name: Title:

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  Exhibit 10.13